BOSTON SCIENTIFIC PROVIDES COMMENTS
REINFORCING STRENGTH OF ITS BALANCE SHEET

Company moves up Q3 earnings release date

Natick, MA (October 14, 2008) -- Boston Scientific Corporation (NYSE: BSX) today provided the following comments reinforcing the strength of its balance sheet:

The volatility of the financial markets and the Company’s stock price volatility have had no noticeable effect on the financial strength or ongoing financial performance of the Company.  Strong cash flow generation during the third quarter allowed the Company to prepay $500 million of debt obligations, reducing its debt position to approximately $6.8 billion.  The next debt maturity of $825 million is not due until April 21, 2010, and continuing and improving strong operating cash flows are expected to more than adequately meet that obligation.

In the midst of very turbulent financial markets, the Company continues to manage its debt portfolio, cash investments, cash flow and working capital conservatively.  The Company currently has access to approximately $3 billion of cash, with approximately $1.7 billion of cash on hand and access to approximately $1.3 billion of additional cash through its revolving bank credit facility.  At the end of the second quarter, the Debt to EBITDA ratio under its credit facility was 2.8 to 1, and is expected to be largely unchanged at the end of the third quarter, well below its bank covenant requirement of 4.5 to 1.  The Company continues to focus on lowering this ratio by improving operating cash flow and EBITDA, while paying down debt with available cash.

Rescheduled earnings call

The Company’s third quarter earnings call was scheduled to take place at 8:00 a.m. ET on October 23rd.  Since establishing this date and time, the Company became aware that two other major medical device companies will be conducting earnings calls at the same time.  Consequently, out of courtesy and to facilitate better coverage for all concerned, Boston Scientific will conduct its call one day earlier, at 8:00 a.m. ET, on Wednesday, October 22nd.

A complete discussion of the Company’s third quarter financial results will be provided during its earnings call on October 22nd.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties.  For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our earnings, cash position, financial position and results of operations.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:	Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation